EX-99.23.j

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated July 25, 2002 for Runkel Value Fund, (the "Fund") in this Post-Effective Amendment #1 to the Unified Series Trust's Registration Statement on Form N-1A (file No. 333-86196), including the references to our firm under the heading "Financial Highlights" in the Fund's Prospectus.

            /s/
Tait, Weller & Baker

Philadelphia, Pennsylvania
October 17, 2003